Exhibit 99.1

Agrify Provides Update on Its At-the-Market Equity Program

BILLERICA, Mass., October 27, 2022 - Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today provided an update on sales under its previously announced at-the-market equity program (the "ATM Program"), which was established on October 18, 2022 with Canaccord Genuity serving as the sales agent. As of October 26, 2022, the Company had sold a total of 6,038,817 shares of common stock under the ATM Program for aggregate gross proceeds of $15.40 million and net proceeds, after deducting commissions, of $14.94 million. As of October 26, 2022, the Company had $34.60 million of remaining availability for future issuances of common stock under the ATM Program.

The proceeds generated through the ATM Program to date satisfy the terms set forth in the Company’s credit facility with its institutional lender requiring that the Company consummate a registered equity issuance for gross proceeds of at least $15.0 million prior to October 31, 2022. As previously disclosed, Agrify intends to use the net proceeds derived from the ATM Program for general corporate purposes, which may include capital expenditures and repayment of debt.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any securities, nor shall there be a sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Agrify (Nasdaq:AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future sales, if any, under the ATM Program, the potential proceeds received from such sales, and the use of proceeds received in connection with the ATM Program. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Agrify

Timothy Oakes

Chief Financial Officer

tim.oakes@agrify.com

(781) 760-7512

Investor Relations Inquiries

Anna Kate Heller

ICR

agrify@icrinc.com

Media Inquiries

Justin Bernstein

MATTIO Communications

agrify@mattio.com